February 28, 2005 File: 100-

FILED VIA SEDAR

TO:

B.C. Securities Commission
Ontario Securities Commission
Quebec Securities Commission

Dear Sirs:

Re:

Mineral Resources Estimation –
Casa Berardi Project - Zone 113 Lower Part

Further to the Company’s news release and Material Change Report dated January 31, 2005, please find enclosed herewith the following documents, prepared in accordance with the Canadian Standards of Disclosure for Mineral Projects as defined by National Instrument 43-101:

  Technical Report – Casa Berardi Project - Resources Estimation - Zone 113 Lower Part, dated February 2005, prepared by Met-Chem Canada Inc.

  Consent of Author.

Should you have any questions concerning the enclosed documents, please do not hesitate to contact the Company at the numbers written above.

Yours very truly,

AURIZON MINES LTD.

“Signed”  Julie A.S. Kemp
Corporate Secretary

/jask
Enclosures

cc:\encl
(VIA COURIER):                Toronto Stock Exchange

                                            American Stock Exchange (English Versions Only)

(VIA EDGAR
– FORM 6K)                      U.S. Securities and Exchange Commission

                                           (English Versions Only)

cc:                                       DuMoulin Black

                                           Attn:  Sargent H. Berner/Mary Collyer

                                           Sherman & Sterling

                                           Attention:  Christopher Cummings